UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 26, 2010

STATER BROS. HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13222	33-0350671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 S. Tippecanoe Avenue San Bernardino, California	92408
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 733-5000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Indenture

On November 29, 2010, Stater Bros. Holdings Inc. (“Stater Bros.”) and its existing subsidiaries (the “Notes Guarantors”) entered into an Indenture (the “Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the issuance by Stater Bros. of $255 million in aggregate principal amount of its 7 3/8% Senior Notes due 2018 (the “2018 Notes”). The 2018 Notes were sold in a private placement transaction, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were not and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The terms of the 2018 Notes are governed by the Indenture. The 2018 Notes bear an interest rate of 7.375% per annum, payable semi-annually on May 15 and November 15 of each year, beginning on May 15, 2011. The 2018 Notes mature on November 15, 2018. The 2018 Notes are senior unsecured obligations of Stater Bros. and are guaranteed by the Notes Guarantors on a senior unsecured basis.

Stater Bros. may redeem the 2018 Notes in whole at any time prior to November 15, 2013 at a redemption price equal to 100% plus a make-whole premium specified in the Indenture and, in whole or in part, on or after November 15, 2013 at the redemption prices described in the Indenture, in each case, plus accrued and unpaid interest, if any, to the applicable redemption date. Prior to November 15, 2013, Stater Bros. may redeem up to 35% of the aggregate principal amount of the 2018 Notes outstanding with the net cash proceeds from certain equity offerings in excess of $25 million at a redemption price equal to 107.375% of the principal amount thereof, together with accrued and unpaid interest to such redemption date; provided, that at least 65% of the aggregate originally issued principal amount of the 2018 Notes remains outstanding immediately after such redemption.

Upon a change of control (as defined in the Indenture), each holder of the 2018 Notes will have the right to require Stater Bros. to make an offer to repurchase the 2018 Notes owned by that holder at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

The Indenture contains customary covenants that limit the ability of Stater Bros.’ and its Restricted Subsidiaries (as defined in the Indenture) to:

•	incur additional debt;

•	create liens or other encumbrances;

•	pay dividends or make other restricted payments;

•	make investments, loans or other guarantees;

•	enter into transactions with affiliates;

•	issue or sell capital stock of certain subsidiaries;

•	sell or otherwise dispose of a portion of their assets; or

•	make acquisitions or merge or consolidate with another entity.

The Indenture contains customary events of default, including:

•	failure to make required payments;

•	failure to comply with certain agreements or covenants;

•	failure to pay, or acceleration of, certain other material indebtedness;

•	failure to pay certain judgments; and

•	certain events of bankruptcy and insolvency.

An event of default under the Indenture will allow either the trustee or the holders of at least 25% in principal amount of the then-outstanding 2018 Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts then due under the 2018 Notes.

Stater Bros. will use the net proceeds from the sale of the 2018 Notes, together with cash on hand and proceeds from borrowings under the New Term Loan (as defined below), to purchase, redeem or otherwise retire all $525 million outstanding aggregate principal amount of its 8.125% Senior Notes due 2012 (the “2012 Notes”), and to pay related fees and expenses.

The foregoing description of the 2018 Notes and the Indenture is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Registration Rights Agreement

In connection with the issuance of the 2018 Notes, Stater Bros., the Notes Guarantors, and the initial purchaser of the 2018 Notes entered into a Registration Rights Agreement, dated November 29, 2010 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, Stater Bros. and the Notes Guarantors, among other things, have agreed to use their commercially reasonable efforts to file and cause to become effective an exchange offer registration statement with the Securities and Exchange Commission (“SEC”) with respect to a registered offer (the “Exchange Offer”) to exchange the 2018 Notes for substantially similar debt securities of Stater Bros. that are registered under the Securities Act. Under certain circumstances, in lieu of a registered exchange offer, Stater Bros. and the Notes Guarantors have agreed to file a shelf registration statement with the SEC with respect to the resale of the 2018 Notes. In the event that a registration statement is not filed, or does not become effective, or the exchange offer is not consummated by the required times set forth in the Registration Rights Agreement, Stater Bros. will pay additional interest to each holder of the 2018 Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default (as defined in the Registration Rights Agreement) in an amount equal to $.05 per week per $1,000 principal amount of 2018 Notes held by such holder. The amount of the additional interest will increase by an additional $.05 per week per $1,000 principal amount of 2018 Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest for all Registration Defaults of $.25 per week per $1,000 principal amount of 2018 Notes.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

New Credit Facility

On November 29, 2010, Stater Bros. Markets (“Markets”), the operating subsidiary of Stater Bros., together with Stater Bros., entered into a Fourth Amended and Restated Credit Agreement (the “New Credit Facility”) with the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and a lender. The New Credit Facility consists of a four-year $100 million revolving credit facility (the “New Revolving Credit Facility”) and a four-year $145 million term loan (the “New Term Loan”). The New Credit Facility is guaranteed by Stater Bros. and all of its existing and future direct and indirect domestic material subsidiaries (other than Markets) (collectively, the “Facility Guarantors”).

The New Term loan will be used, together with the net proceeds of the sale of the 2018 Notes and cash on hand, to purchase, redeem or otherwise retire all of Stater Bros.’ outstanding 2012 Notes, and to pay related fees and expenses. Subject to certain restrictions, the entire $100 million amount of the New Revolving Credit Facility may be used for loans, letters of credit, or a combination thereof. Borrowings under the New Revolving Credit Facility will be used for certain working capital, capital expenditures and other corporate purposes. Letters of credit under the New Revolving Credit Facility are expected to be used to support obligations incurred in connection with the construction of stores and workers’ compensation insurance obligations. The availability of the loans and letters of credit are subject to certain borrowing restrictions.

Borrowings under the New Credit Facility are secured by a lien on all present and future personal property of Markets and the Facility Guarantors (other than Stater Bros. Holdings Inc.), with certain exceptions (such exceptions include intellectual property and subsidiary equity interests). Provided no default has then occurred and is continuing under the New Credit Facility, the liens under the New Credit Facility will be released in full upon repayment of the New Term Loan.

The New Term Loan and borrowings under the New Revolving Credit Facility bear interest at a rate based upon either (i) the “Base Rate” (defined as the higher of (a) the federal funds rate plus 0.50% and (b) the rate of interest publicly announced by Bank of America as its “prime rate”) plus 1.50% or (ii) the Eurodollar Rate (defined as the British Bankers Association LIBOR Rate, adjusted for the maximum reserve requirement for Eurocurrency funding) plus 2.50%. Markets is entitled to select interest periods of one, two, three, six, nine or twelve months for Eurodollar Rate loans, subject to availability.

Loans under the New Revolving Credit Facility may be repaid and re-borrowed. The commitments under the New Revolving Credit Facility may be reduced by Markets. Markets is required to pay a commitment fee equal to 0.25% per annum on the actual daily unused portion of the New Revolving Credit Facility, payable quarterly in arrears. Outstanding letters of credit under the New Revolving Credit Facility are subject to a fee of 1.25% per annum on the face amount of such letters of credit, payable quarterly in arrears. Markets is required to pay standard fees charged by the letter of credit issuer with respect to the issuance, negotiation, and amendment of letters of credit issued under the New Revolving Credit Facility.

The New Term Loan provides for scheduled amortization of 5% of the original principal amount in each of the first and second years following the closing date and 10% of the original principal amount in each of the third and fourth years (in each case, adjusted for the application of certain prepayments in accordance with the terms of the New Credit Facility), with the balance due at maturity. The New Revolving Credit Facility will mature, and all commitments thereunder will terminate, on November 29, 2014. The New Credit Facility requires a mandatory annual excess cash flow prepayment (in an amount equal to 50% or 25% of excess cash flow, depending on the Stater Bros.’ ratio of consolidated funded debt to EBITDA (as defined in the New Credit Facility)), with the first such payment due with respect to the fiscal year ending September 25, 2011, and other mandatory prepayments upon specified asset sales, debt issuances and receipt of insurance and other extraordinary cash proceeds, in each case to be applied first to the New Term Loan (and to the principal payments thereof in inverse order of maturity) and second to any amounts outstanding under the New Revolving Credit Facility (without reducing the commitments thereunder). If as of the end of any quarter the obligations under the New Revolving Credit Facility shall exceed 50% of the aggregate book value of the inventory of Markets and its subsidiaries, then Markets is required to prepay the New Revolving Credit Facility in an amount equal to such excess.

The New Term Loan and the New Revolving Credit Facility may be voluntarily prepaid in whole or in part at any time without premium or penalty, subject to certain minimums and payment of any breakage costs in the case of loans based on the Eurodollar Rate. At the option of Markets, each such voluntary prepayment of the New Term Loan shall be applied either (i) to the principal installments thereof in the inverse order of maturity or (ii) as a prepayment of the first eight scheduled amortization payments.

The New Credit Facility requires Stater Bros. and its subsidiaries to meet minimum shareholders equity and EBITDA tests. Shareholders’ equity of Stater Bros. as of the last day of any fiscal quarter shall not be less than the sum of (i) shareholders’ equity as of the fiscal quarter ended June 28, 2009 minus $50 million plus (ii) 50% of the cumulative amount of consolidated net income of Stater Bros. for each fiscal quarter which has then occurred since the fiscal quarter ended June 28, 2009 (with no deduction for a net loss in any such fiscal quarter) plus (iii) 100% of the net cash proceeds to Stater Bros. and its subsidiaries from any issuance of their equity securities following the closing date. Minimum required EBITDA as of the end of each fiscal quarter for the trailing four fiscal quarter period then ended is $140 million. In addition, outstanding borrowings under the New Revolving Credit Facility may not exceed 50% of the book value of inventory on the last day of any fiscal quarter.

The New Credit Facility contains covenants which, among other things, limit the ability of Markets and its subsidiaries to (i) incur indebtedness, grant liens and guarantee obligations, (ii) enter into mergers, consolidations, liquidations and dissolutions, asset sales, investments, leases and transactions with affiliates, and (iii) make restricted payments. The New Credit Facility also contains covenants that apply to Stater Bros. and its subsidiaries, and Stater Bros. is a party to the New Credit Facility for purposes of these covenants. These covenants, among other things, limit the ability of Stater Bros. and its subsidiaries to incur indebtedness, make restricted payments, enter into transactions with affiliates, and make certain amendments to the indentures governing Stater Bros.’ 7.750% Senior Notes due 2015, the 2012 Notes and the 2018 Notes.

The New Credit Facility contains customary events of default, including payment defaults; material inaccuracies in representations and warranties; covenant defaults; cross-defaults to certain other indebtedness; certain bankruptcy events; certain ERISA events; judgment defaults; invalidity of any guaranty; and certain changes of control.

The foregoing description of the New Credit Facility is qualified in its entirety by reference to the New Credit Facility, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Second Supplemental Indenture

On November 26, 2010, Stater Bros., the guarantors of the 2012 Notes and The Bank of New York Mellon Trust Company, N.A., as Trustee, executed a second supplemental indenture effective November 29, 2010 (the “Second Supplemental Indenture”) amending the Indenture, dated as of June 17, 2004 and amended on April 16, 2007, relating to the 2012 Notes (as supplemented and amended, including by the Second Supplemental Indenture, the “2012 Notes Indenture”). The Second Supplemental Indenture was entered into to implement amendments for which consents from the holders of at least a majority in principal amount of the 2012 Notes were received in connection with Stater Bros.’ previously announced tender offer and consent solicitation for the 2012 Notes.

The Second Supplemental Indenture amends the 2012 Notes Indenture to delete or make less restrictive substantially all of the restrictive covenants contained in such indenture, to delete events of default relating to covenant defaults, cross-defaults and judgments against Stater Bros., and to make conforming and related changes to such indenture. 2012 Notes tendered in response to the tender offer at or prior to 5:00 pm, New York City time, on November 26, 2010 can no longer be withdrawn.

The foregoing description of the Second Supplemental Indenture is qualified in its entirety by reference to the Second Supplemental Indenture, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information under the headings “Indenture” and “New Credit Facility” in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events

On November 29, 2010, Stater Bros. issued a press release announcing the completion of the offering of the 2018 Notes. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On November 29, 2010, Stater Bros. issued a press release announcing the early tender results of its previously announced cash tender offer and consent solicitation with respect to the 2012 Notes, and that it has accepted for payment all 2012 Notes validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on November 26, 2010. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On November 29, 2010, Stater Bros. issued a Notice of Redemption under the 2012 Notes Indenture. Any 2012 Notes that remain outstanding on January 14, 2011 will be redeemed at a redemption price of 100% of the outstanding principal amount thereof plus accrued but unpaid interest.

Item 9.01.	Financial Statements and Exhibits

The following material is being furnished as an exhibit to this Current Report on Form 8-K.

(d) Exhibits.

Exhibit	Description

4.1	Indenture, dated as of November 29, 2010, by and among Stater Bros. Holdings Inc., Stater Bros. Markets, Stater Bros. Development, Inc., Super Rx, Inc., SBM Dairies, Inc. and The Bank of New York Mellon Trust Company, N.A.

4.2	Second Supplemental Indenture by and among Stater Bros. Holdings Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated November 26, 2010 and effective November 29, 2010.

10.1	Registration Rights Agreement, dated as of November 29, 2010, by and among Stater Bros. Holdings Inc., Stater Bros. Markets, Stater Bros. Development, Inc., Super Rx, Inc., SBM Dairies, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

10.2	Fourth Amended and Restated Credit Agreement, dated as of November 29, 2010, among Stater Bros. Markets, Stater Bros. Holdings Inc., the lenders from time to time party thereto and Bank of America, N.A.

99.1	Stater Bros. Holdings Inc. Press Release dated November 29, 2010.

99.2	Stater Bros. Holdings Inc. Press Release dated November 29, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stater Bros. Holdings Inc.

Date: November 29, 2010	By:	/S/ PHILLIP J. SMITH
	Name:	Phillip J. Smith
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

4.1	Indenture, dated as of November 29, 2010, by and among Stater Bros. Holdings Inc., Stater Bros. Markets, Stater Bros. Development, Inc., Super Rx, Inc., SBM Dairies, Inc. and The Bank of New York Mellon Trust Company, N.A.

4.2	Second Supplemental Indenture by and among Stater Bros. Holdings Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated November 26, 2010 and effective November 29, 2010.

10.1	Registration Rights Agreement, dated as of November 29, 2010, by and among Stater Bros. Holdings Inc., Stater Bros. Markets, Stater Bros. Development, Inc., Super Rx, Inc., SBM Dairies, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

10.2	Fourth Amended and Restated Credit Agreement, dated as of November 29, 2010, among Stater Bros. Markets, Stater Bros. Holdings Inc., the lenders from time to time party thereto and Bank of America, N.A.

99.1	Stater Bros. Holdings Inc. Press Release dated November 29, 2010.

99.2	Stater Bros. Holdings Inc. Press Release dated November 29, 2010.